Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" for the Money Market Portfolio, Government & Agency Securities Portfolio and Tax-Exempt Portfolio, comprising the Cash Account Trust, in the related Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Cash Account Trust Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 33-32476) of our reports dated June 22, 2009, on the financial statements and financial highlights of the Money Market Portfolio, Government & Agency Securities Portfolio, and Tax-Exempt Portfolio included in the Money Market Portfolio, Government & Agency Securities Portfolio and Tax-Exempt Portfolio Annual Reports, each dated April 30, 2009.


                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 27, 2009